                            JOINT FILING INFORMATION

Reporting Person:      THE DUGABOY INVESTMENT TRUST

Address:               300 CRESCENT COURT, SUITE 700
                       DALLAS, TEXAS 75201

Designated Filer:      THE DUGABOY INVESTMENT TRUST

Issuer and Symbol:     NEXPOINT CREDIT STRATEGIES FUND ("NHF")

Date of Event
Requiring Statement:   11/19/2015

                       /s/ Nancy Marie Dondero, Trustee
Signature:             ----------------------------------
                       Nancy Marie Dondero, Trustee

Reporting Person:      DONDERO, NANCY MARIE

Address:               1010 CRESCENT BEACH ROAD
                       VERO BEACH, FLORIDA 32963

Designated Filer:      THE DUGABOY INVESTMENT TRUST

Issuer and Symbol:     NEXPOINT CREDIT STRATEGIES FUND ("NHF")

Date of Event
Requiring Statement:   11/19/2015

                       /s/ Nancy Marie Dondero
Signature:             -------------------------
                       Nancy Marie Dondero

Reporting Person:      DONDERO, JAMES D.

Address:               300 CRESCENT COURT, SUITE 700
                       DALLAS, TEXAS 75201

Designated Filer:      THE DUGABOY INVESTMENT TRUST

Issuer and Symbol:     NEXPOINT CREDIT STRATEGIES FUND ("NHF")

Date of Event
Requiring Statement:   11/19/2015

                       /s/ James D. Dondero
Signature:             ----------------------
                       James D. Dondero